SECOND AGREEMENT TO EXTEND LEASE AND DATE TO EXERCISE OPTION TO PURCHASE BETWEEN BUNKER HILL MINING CORP. AND PLACER MINING CORP.

This Second Agreement to the extend the Lease with Option (defined below) ("Second Extension Amendment")is made effective this 27th day of July, 2020 (the "Effective Date") by and between Placer Mining Corporation, a Nevada corporation ("Lessor") and Bunker Hill Mining Corp. formerly known as Liberty Silver Corp., a Nevada corporation ("Lessee").

RECITALS

WHEREAS, Lessor and Lessee entered into the "Bunker Hill Mining Lease with Option to Purchase" agreement with an effective date of November 1, 2017 and executed by the parties on August 17, 2017 to lease certain real property located in Shoshone County, Idaho, which includes an option to purchase certain property as more particularly described therein (the "Original Lease with Option");

WHEREAS, Lessor and Lessee amended the Lease with Option pursuant to the "Amendment to Lease and Option to Purchase of August 17, 2017 between Liberty Silver Corp and Placer Mining Corporation" on or about October 17, 2017 (the "First Amendment");

WHEREAS, Lessor and Lessee amended and clarified the Lease with Option pursuant to the "Clarification and Second Amendment to Lease and Option to Purchase Between Liberty Silver Corp., n/k/a Bunker Hill Mining Corp., and Placer Mining Corporation" on or about January 30, 2018 (the "Second Amendment");

WHEREAS, Lessor and Lessee reinstated and amended the Lease with Option pursuant to the "Reinstatement and Amendment of Bunker Hill Mining Lease and Option to Purchase" on or about November 6, 2018 (the "Third Amendment");

WHEREAS, Lessor and Lessee amended the Lease with Option pursuant to the "Fourth Amendment to Lease and Option to Purchase" on or about November 1, 2019 (the "Fourth Amendment");

WHEREAS, Lessor and Lessee agreed on July 2, 2020 to extend the Lease with Option to Purchase for an additional six-months, ending February 1, 2021 (the Extension Amendment);

WHEREAS, the Lease with Option, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Extension Amendment are cumulatively referred to herein as the "Existing Lease with Option"; and

WHEREAS, Lessor and Lessee desire to amend the Existing Lease with Option to extend the Existing Lease with Option for an additional eighteen (18) months, ending August 1, 2022 (the "Second Extension Amendment") which when effective will, together with the Existing Lease with Option will form the agreement between the parties and shall be cumulatively referred to herein as the "Lease."

Initials DK / SWA

NOW, THEREFORE, in consideration for the payment of lessee's payment of $150,000 to Lessor on or before August 12, 2020, Lessor and Lessee hereby agree that the Existing Lease with Option shall be, and hereby is, amended such that the Lease is extended to and including August 1, 2022.

The parties expressly recognize and agree that Lessee is not in default under the terms of the Lease. The Lease, as amended, contains the entire agreement of the parties hereto with respect to the subject matter hereof.

This Second Extension Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original. Execution of a facsimile or electronic copy will have the same force and effect as execution of an original, and a facsimile or electronic signature will be deemed an original and valid signature.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Second Extension Amendment as of the date first written above.

LESSOR:
Placer Mining Corporation,
a Nevada Corporation

By [redacted]

Its CEO

LESSEE:
Bunker Hill Mining Corp.,
a Nevada Corporation

By [redacted]

Its CEO

ACKNOWLEDGEMENT

BY SIGNING BELOW THE UNDERSIGNED ACKNOWLEDGE AND AGREE TO THE FOREGOING SECOND EXTENSION AMENDMENT AND AGREE TO BE BOUND BY THE SAME:

[redacted]
William Pangburn

Date__________

Initials [redacted] / [redacted]